                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                              KENNEDY-WILSON, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

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     (4)  Date Filed:

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
                              KENNEDY-WILSON, INC.
                        530 WILSHIRE BOULEVARD, SUITE 101
                         SANTA MONICA, CALIFORNIA 90401

                               -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          To be Held on April 28, 1997

                                 ---------------


         The Annual Meeting of Stockholders of Kennedy-Wilson, Inc., a Delaware corporation ("Kennedy-Wilson"), will be held at The Biltmore Hotel, 506 S. Grand (between 5th & 6th), Los Angeles, California on Monday, April 28, 1997 at 9:00 a.m., Pacific Daylight Time, for the following purposes:

         1. To elect two (2) Class II directors to serve until the 2000 Annual Meeting of Stockholders and until their successors are elected and qualified;

         2. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on Friday, March 7, 1997 as the record date for determining stockholders of Kennedy-Wilson entitled to notice of and to vote at the meeting.

         STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. TO INSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE AND PROMPTLY MAIL YOUR PROXY IN THE ENVELOPE PROVIDED. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON, SHOULD YOU SO DESIRE.


                                          By Order of the Board of Directors

                                          FREEMAN A. LYLE
                                          Executive Vice President
                                          Chief Financial Officer
                                          and Secretary



Santa Monica, California
March 28, 1997

                              KENNEDY-WILSON, INC.
                        530 WILSHIRE BOULEVARD, SUITE 101
                         SANTA MONICA, CALIFORNIA 90401
                                  _____________                   MARCH 28, 1997

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 28, 1997
                                  _____________

                             SOLICITATION OF PROXIES

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Kennedy-Wilson, Inc., a Delaware corporation ("Kennedy-Wilson" or the "Company"), for use at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at The Biltmore Hotel, 506 S. Grand, Los Angeles, California on Monday, April 28, 1997 at 9:00 a.m., Pacific Daylight Time, and all adjournments and postponements thereof. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about March 28, 1997.

         The cost of preparing, assembling and mailing the Notice of Annual Meeting of Stockholders, Proxy Statement and form of proxy and the solicitation of proxies will be paid by Kennedy-Wilson. Proxies may be solicited by directors, officers and other regular employees of Kennedy-Wilson, none of whom will receive any additional compensation for such solicitation. Proxies may be solicited in person or by telephone or telegraph. Kennedy-Wilson will pay brokers or other persons holding stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals.

                                     VOTING

         The close of business on March 7, 1997 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. On March 7, 1997 there were outstanding 1,146,272 shares of Kennedy-Wilson Common Stock, $.01 par value ("Common Stock"). A majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum at the Meeting. The affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote on the subject matter will be the act of the stockholders, except with respect to the election of two directors as to which the two nominees receiving the highest number of votes will be elected. Abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owners with respect to the particular item) will be counted for the purposes of determining the presence or absence of a quorum for the transaction of business. For the purposes of determining whether the directors have been elected, abstentions and broker non-votes will have no effect. As to all other matters that may come before the Meeting, abstentions will have the effect of a negative vote. Broker non-votes are not taken into account for the purpose of determining whether a proposal has been approved by the requisite stockholder vote.

         Proxies will be voted in accordance with the instructions thereon. In the absence of such instructions, proxies will be voted for management's nominees for election as directors. As of the date hereof, the Board of Directors of Kennedy-Wilson was not aware of any matters which would be presented for action at the Annual Meeting other than those specifically identified in the Notice of Annual Meeting accompanying this Proxy Statement. However, should any other matters come before the meeting, proxies will be voted in the discretion of the persons named as proxies thereon as to any other business that may properly come before the Meeting or any adjournment(s) thereof.

         Any stockholder has the power to revoke his or her proxy at any time before it is voted at the Meeting by submitting written notice of revocation to the Secretary of Kennedy-Wilson, or by filing a duly executed proxy bearing a later date. A proxy will not be voted if the stockholder who executed it is present at the Meeting and elects to vote the shares represented thereby in person.




                              ELECTION OF DIRECTORS

         The Company has a three-tiered, classified Board of Directors with staggered terms of office. The term of Class II directors expires at the 1997 Annual Meeting, the term of Class III directors will expire at the 1998 Annual Meeting and the term of Class I directors expires at the 1999 Annual Meeting. The nominees of management for election as Class II directors (all of whom are presently directors) are set forth below along with certain information regarding these nominees. See "Management." Should any nominee become unavailable to serve as a director before the election (which event is not anticipated), the proxies may be voted for a substitute nominee selected by the Board of Directors or the authorized number of directors may be reduced. If for any reason the authorized number of directors is reduced, the proxies will be voted, in the absence of instructions to the contrary, for the election of the remaining nominees named in this Proxy Statement. To the best of Kennedy-Wilson's knowledge, all nominees are and will be available to serve.



        NAME                                 AGE          PRESENT TITLE WITH COMPANY
        ----                                 ---          --------------------------
Richard A. Mandel                             34          Managing Director, President Commercial Brokerage
                                                          Division and Director

Donald F. Kennedy                             66          Co-Founder,  Auctioneer, and Director

Messrs. Mandel and Kennedy have been directors of the Company since 1995 and 1990, respectively. Neither of the proposed nominees is related by blood or marriage to one another or to an executive officer of the Company.






         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE NOMINEES NAMED ABOVE.

                                   MANAGEMENT

         The Directors (including the nominees for reelection) and the executive officers of the Company are as follows:

        NAME                                AGE             PRESENT TITLE
        ----                                ---             -------------
William J. McMorrow                          49             Chairman of the Board of Directors,
                                                            Chief Executive Officer and Director
                                                            (Class III)
Freeman A. Lyle                              43             Executive Vice President, Chief Financial Officer
                                                            and Secretary
Lewis A. Halpert                             45             Executive Managing Director, President K-W Properties
                                                            and Director (Class I)
Richard Mandel                               34             Managing Director, President Commercial Brokerage
                                                            Division and Director (Class II)
Goodwin Gaw                                  28             Managing Director and Director (Class I)
Donald F. Kennedy                            66             Co-Founder, Auctioneer and Director (Class II)
William H. Elliott                           64             Director (Class III), and  Chairman of the Audit
                                                            Committee
Donald B. Prell                              72             Director (Class III)
Kent Y. Mouton                               43             Director (Class I), and Chairman of the Compensation
                                                            Committee

         William J. McMorrow has served as Chairman of the Board of Directors, Chief Executive Officer and Director of the Company and its predecessor since 1987.

         Freeman A. Lyle has served as Executive Vice President, Chief Financial Officer and Secretary since joining the Company in April, 1996. Previously Mr. Lyle was President of Lyle Realty Group Inc., a real estate investment brokerage and consulting firm, since January, 1994. From June, 1981 to December, 1993, Mr. Lyle was an executive with R & B Realty Group, an international investment and management company and served as Vice President-Finance and Vice President-Asset Management.

         Lewis A. Halpert has served as Executive Managing Director since January 1997, as Managing Director and President of K-W Properties, Inc. since March 1992 and as a Director since joining the Company in December, 1987. From December, 1987 to March, 1992, Mr. Halpert was an Executive Vice President of the Company.

         Richard A. Mandel has served as a Managing Director since October, 1993, and as a Director since December, 1995. In February, 1997, he was promoted to President of the Commercial Brokerage Division. Previously he served as Managing Director of Kennedy-Wilson Hong Kong Ltd., and Kennedy-Wilson Japan K.K. since October, 1993. Prior to joining Kennedy-Wilson, Mr. Mandel was a partner of Jones Lang Wooten USA, a commercial real estate firm, since 1990.

         Goodwin Gaw has served as a Managing Director since February, 1996 and as a Director since July, 1996.

From 1992 to 1995 he was the General Manager of Pioneer Estates in Hong Kong, directing all aspects of real estate investment in the United States. Mr. Gaw is also President of Fortune Far East, Ltd., a Hong Kong based investment company.

         Donald F. Kennedy co-founded the Company's predecessor in 1977 and has served as a Director during the period 1979 to November, 1989, and since December, 1990. He has served as the Company's Auctioneer since 1977 and currently holds an auctioneer's license in six states.

         William H. Elliott has been a Director of the Company since March, 1992. Since March, 1995, Mr. Elliott has been engaged primarily as a principal in WHE Associates, Inc., a real estate and securities investment company. Mr. Elliott served as Angeles Corporation's Chief Executive Officer for more than 10 years until February, 1993 and its Chairman until March, 1993. Angeles Corporation, a diversified real estate and financial services company, filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code in May, 1993.

         Donald B. Prell has been a Director of the Company since March, 1992. From 1980 to 1990, Mr. Prell was employed by Imperial Bancorp, a bank holding company, in various positions, most recently as Chief Credit Officer of Imperial Bancorp and President of Imperial International Bank.

         Kent Y. Mouton has been a Director of the Company since December, 1995. Mr. Mouton has been a partner in the law firm of Kulik, Gottesman & Mouton, LLP in Los Angeles, California since 1991.

         None of the Directors or executive officers of the Company are related to one another by blood or marriage.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Company maintains an Audit Committee and a Compensation Committee.

         The Audit Committee is composed of William H. Elliott (Chairman), Donald B. Prell and Kent Y. Mouton. The Audit Committee held one meeting in 1996. The Audit Committee is responsible for reviewing the Company's financial policies and objectives, monitoring the Company's financial condition and its requirements for funds in conjunction with management, and meeting with the Company's independent auditors to understand their audit report and any recommendations.

         The Compensation Committee is composed of Kent Y. Mouton (Chairman), Donald B. Prell and William H. Elliott. The Compensation Committee held five meetings in 1996. The Compensation Committee establishes the general compensation policies of the Company and determines the compensation levels for the CEO and other Company officers. The Compensation Committee also has oversight responsibility for administering the Company's 1992 Incentive and Nonstatutory Stock Option Plan.

         In 1996, the Board of Directors held eight meetings. Each director attended at least 75 percent of the meetings of the Board of Directors and the committees of the Board on which the director served in 1996.


                        COMPLIANCE WITH SECTION 16(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers and persons who beneficially own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Such directors, officers and stockholders must furnish the Company with copies of all Section 16(a) reports that they file with the SEC.

         Based solely on a review of copies of such reports and written representations from the reporting persons, the Company believes that, during the period from January 1, 1996 through December 31, 1996, its executive officers, directors and greater than 10% stockholders have filed on a timely basis all reports required under Section 16(a) except that Goodwin Gaw, Managing Director and a director filed a late Initial Statement of Beneficial Ownership on Form 3 and Richard Mandel, Managing Director and a director, and William H. Elliott, a director, each filed a late Statement of Changes of Beneficial Ownership on Form 4 with respect to a stock purchase and a stock sale, respectively.

                             EXECUTIVE COMPENSATION

SUMMARY OF EXECUTIVE COMPENSATION

         The following table sets forth the total compensation paid or accrued by the Company to the Chief Executive Officer and the four most highly compensated executive officers of the Company who served in such capacities during fiscal 1996 (the "Named Executive Officers") for services rendered during each of the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                        LONG TERM COMPENSATION
                                    ANNUAL COMPENSATION                        AWARDS
---------------------------------------------------------------------------------------------------------
NAME AND POSITION             YEAR      SALARY     BONUS      OTHER            OPTIONS/     ALL OTHER
-----------------             ----      ------     -----      -----            --------     ---------
                                                              ANNUAL           SAR (# OF    COMPENSATION
                                                              ------           ----------   ------------
                                                              COMPENSATION(1)  SHARES)
                                                              ---------------  -------
---------------------------------------------------------------------------------------------------------
William J. McMorrow           1996      300,000    450,000    0                0            0
Chairman of the Board
Chief Executive Officer       1995      400,000    0          0                0            0
                              1994      400,000    260,000    0                0            0
---------------------------------------------------------------------------------------------------------
Lewis Halpert                 1996      125,000    325,000    0                0            0
Managing Director             1995      200,000    0          0                0            0
                              1994      205,000    0          0                0            0
---------------------------------------------------------------------------------------------------------
Richard Mandel                1996      188,000    100,000    89,000           10,000       0
Managing Director
                              1995      175,000     50,000    93,000           10,000       0
                              1994      150,000    0          73,000           0            0
---------------------------------------------------------------------------------------------------------
Goodwin Gaw                   1996      137,000    0          0                 5,000       0
Managing Director (2)
---------------------------------------------------------------------------------------------------------
Freeman A. Lyle               1996       94,000     25,000    0                 5,000       0
Executive V.P.,
Chief Financial Officer
and Secretary  (3)
---------------------------------------------------------------------------------------------------------

--------------------------------------

(1) Excludes compensation in the form of other personal benefits which, for each of the Named Executive Officers, other than Mr. Mandel, did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each year. Mr. Mandel received a foreign cost of living and housing allowance while based in Hong Kong and then Tokyo.

(2)      Mr. Gaw joined the Company in February, 1996.
(3)      Mr. Lyle joined the Company in April, 1996.

EMPLOYMENT AGREEMENTS

         Each of the Named Executive Officers has entered into an employment contract for 1997 with the Company. Mr. McMorrow's contract, as amended, provides for a base salary of $300,000 per annum, plus a bonus advance of $100,000, payable against his annual incentive bonus of 0% to 20% of year end profits. Mr. Halpert's contract provides for a base salary of $150,000 per annum plus an advance of $175,000, payable against an annual incentive bonus of 0% to 25% of the net profit of K-W Properties. Mr. Mandel's contract provides for a base salary of $225,000 plus an incentive bonus of 0% to 20% of the profits of the Commercial Brokerage Division. Mr. Gaw's contract provides for a base salary of $150,000 plus an incentive bonus for additional service fees earned by the Company. Mr. Lyle's contract, as amended, provides for a base salary of $150,000 plus a performance bonus of 0% to 40% of base salary, plus an incentive bonus for debt and equity capital formation.

           In addition to compensation as noted above, each contract sets forth the employee services provided to the Company; benefits and expense reimbursements, if applicable, provided to the employee; a non-competition covenant and confidentiality agreement; and terms for termination. None of the contracts provide for any severance, change-in-control or related payments upon termination of the agreement, except for Mr. McMorrow's. Mr. McMorrow's employment agreement provides for a severance payment equal to one year's base salary in the event his agreement is not renewed in 1998.



STOCK OPTIONS

         The following table provides information with respect to stock option grants made to each of the Named Executive Officers in fiscal 1996.

                     STOCK OPTION GRANTS IN LAST FISCAL YEAR

                                                                                         Potential Realizable Value at
                              Number of      % of Total                                  Assumed Annual Rates of Stock
                              Securities     Options       Exercise                      Price Appreciation for Option
                              Underlying     Granted to    or Base                                    Term
                              Options        Employees     Price          Expiration                  ----
                              Granted (#)      in FY       ($/sh)         Date           5% ($)                  10% ($)
                              -----------      -----       ------         ----           ------                  -------
NAME

W.McMorrow                    ---            ---           ---            ---            ---                    ---
L. Halpert                    ---            ---           ---            ---            ---                    ---
R. Mandel                     10,000         33.33         5.375          01/02/01       14,851                   32,814
G. Gaw                         5,000         16.67         5.125          02/01/01        7,080                   15,644
F. Lyle                        5,000         16.67         5.125          04/01/01        7,080                   15,644






         The following table furnishes information with respect to stock options held by the Named Executive

Officers.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                         Number of Securities            Value of Unexercised
                                                        Underlying Unexercised            In-the-Money Options
                                                          Options at FY-End                    at FY-End
                                                   -------------------------------   -----------------------------
NAME                Shares Acquired       Value
                      on Exercise        Realized   Exercisable     Unexercisable    Exercisable    Unexercisable
                      -----------        --------   -----------     -------------    -----------    --------------
William J. McMorrow       -----           -----        -----             -----          -----           -----
Lewis Halpert             -----           -----        -----             -----          -----           -----
R. Mandel                 -----           -----        3,333             16,667         13,332          72,918

Goodwin Gaw               -----           -----        -----              5,000         -----           23,125
Freeman Lyle              -----           -----        -----              5,000         -----           23,125

DIRECTOR COMPENSATION

         Each director who is not an employee of the Company receives a quarterly retainer of $4,000 plus a fee of $1,000 for each board meeting attended and $500 for each Board Committee meeting attended. In addition, the Company maintains a non-Employee Director Stock Option Plan, which is designed to provide non-employee directors with the opportunity to obtain equity ownership interest in the Company through the exercise of stock options. Company executive officers who also are directors receive no additional compensation for services as members of the Board of Directors or any Board Committee. See also "Certain Transactions."



                          COMPENSATION COMMITTEE REPORT

         The Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such act.

OVERVIEW AND PHILOSOPHY

         The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company, determines the compensation levels for the Chief Executive Officer ("CEO") and other senior Company officers, and administers and/or provides oversight on all short-term (annual) incentive plans, all long-term incentive plans, including the Incentive and Non-Statutory Stock Option Plan, and approves any grants of stock options, stock and/or stock warrants to Company officers.

         The Compensation Committee is comprised of non-employee directors who have no interlocking relationships as defined by the Securities and Exchange Commission. The Committee has available to it an external compensation consultant and access to independent compensation data.

         The Company applies a consistent philosophy to compensation for all employees, including the officers. This philosophy is based upon the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward common, defined objectives. The Company strives to attain these objectives through team work that is focused upon meeting the expectations of customers and stockholders.


COMPENSATION POLICY

         The Company's compensation policy is to ensure that a substantial portion of potential aggregate annual compensation be contingent upon the performance of the Company. The goals of the compensation programs are to align compensation with performance and to enable the Company to attract, retain and reward personnel who contribute to the success of the Company. The Company's compensation program for officers is based on the same guidelines that apply to all Company employees.


         The Company is committed to providing sales commission and/or incentive opportunities that, together with base salaries (where appropriate), provide for competitive and equitable total cash compensation opportunities. Aggregate base salaries, where appropriate, are set relative to average market pay practices, while target incentives opportunities are set somewhat above average market pay practices. Additionally, future base salary increases and commission or incentive pay opportunities are directly linked to the achievement of key financial objectives.

         The variable compensation plans focus respective employees on the immediate objectives of the business and their job; encourage employees to work together as a team to achieve Company success; and, recognize and reward the sustained contribution of outstanding performers within the Company.


COMPONENTS OF COMPENSATION

         The Company has compensation programs that include both cash and equity components. The Compensation Committee has established base salary, short and long-term incentive compensation mix targets for each officer and for all employees, where applicable, of the Company. The compensation mix targets, define the desired percentage for each component of total compensation.

         With respect to cash compensation for officers, the Company sets base salaries and target incentive opportunities for each officer by reviewing the cash compensation provided to comparable positions and through assessing the internal equity of cash compensation opportunities based on position responsibilities, the performance of each incumbent, and overall levels of contribution to the Company. When considering competitive pay practices, the Committee reviews compensation levels in both the real estate industry and general industry at firms comparable in size and revenue to the Company. For 1997, target incentive compensation opportunities will be funded as stipulated levels of net profit are achieved. Some officers with defined divisional business development responsibilities also receive a temporary salary draw, with additional opportunity to earn a proportionate share of their responsible net profits or revenue.

         With regard to equity-based compensation for officers, the Company considered and granted stock options for the reported year, excluding those officers who already have a substantial equity stake in the Company. Stock option grants were based on relative position responsibilities and/or historical and expected contribution to the Company, including grants to recruit officers to join the Company.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         Mr. McMorrow has been CEO of the Company and its predecessor since 1987. Based on a thorough review, it was determined that Mr. McMorrow's base salary was within a competitive range of pay, as compared with companies of similar size and scope as Kennedy-Wilson. Incentive compensation has been linked to Company performance. In determining Mr. McMorrow's incentive compensation for 1996, the Compensation Committee considered various factors particularly Mr. McMorrow's guidance in the Company's acquisition and disposition of real estate. For 1997, the Compensation Committee has determined Mr. McMorrow's compensation will be based upon a potential target compensation mix whereby approximately, one third of his total compensation will be in the form of base salary, derived in part from competitive pay practices, and approximately two-thirds of his compensation will be in the form of incentives, based upon attainment of net profits and other business factors.




COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:
KENT Y. MOUTON, CHAIRMAN
WILLIAM H. ELLIOTT
DONALD B. PRELL



COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         No member of the Compensation Committee of the Board of Directors was, during the fiscal year, or formerly, an officer or employee of the Company or any of its subsidiaries.

                            PERFORMANCE GRAPH (1)(2)
                      COMPARISON OF CUMULATIVE TOTAL RETURN
            AMONG KENNEDY-WILSON, INC., THE NASDAQ STOCK MARKET INDEX
                           AND A PEER GROUP INDEX (3)





























*   At December 31st.

(1) The stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

(2) Assumes $100 invested on August 7, 1992, the Initial Public Offering date, in Kennedy-Wilson, Inc. Common Stock, or July 31, 1992 for the NASDAQ Market Index and a Peer Group Index, and assumes that all dividends were reinvested. Stockholder returns over the indicated period are not necessarily indicative of future returns.

(3) Peer Group Index includes: Catalina Marketing Corp.; Grubb & Ellis Co., Insurance Auto Auctions, Rouse Co., Sotheby's Holding Corp.; Standard Pacific Corp.; and Del Webb Corp. The peer group was selected based on similar companies as determined by NASDAQ industry grouping.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following tables sets forth as of March 7, 1997 the total number of shares beneficially owned and the percentage of the outstanding shares so owned by (i) each beneficial owner known to the Company of more than five percent (5%) of the outstanding shares of Common Stock, (ii) each director, (iii) the executive officers, and (iv) all directors and executive officers as a group.

         NAME                   NUMBER OF SHARES                    PERCENT OF
                                BENEFICIALLY OWNED (*)              CLASS (**)
                                ----------------------              ----------
William J. McMorrow                   249,345(1)                       21.8%

Lewis A. Halpert                      239,580(2)                       20.9%

Richard A. Mandel                       8,857(3)                       ____

Goodwin Gaw                           100,816(4)                        8.8%

Freeman A. Lyle                         1,666(5)                       ____

Donald F. Kennedy                       2,166(6)                       ____

William H. Elliott                      2,600(7)                       ____

Donald B. Prell                         2,700(8)                       ____

Kent Y. Mouton                          2,600(9)                       ____

All executive officers and
directors as a group
(9 persons)                           610,330                          52.3%

Kenneth V. Stevens                    189,580(10)                      16.5%

Fortune Far East Ltd.                  99,150(11)                       8.6%

FMR Corp.                              93,500(12)                       8.2%

--------------------------

(*) Except as otherwise indicated in the following notes, such person or persons are the beneficial owner of such shares with sole voting and investment power over such shares.

(**) Percentage information is omitted for those individuals whose holdings represent less than one percent of the outstanding Common Stock.

(1) Includes approximately 775 shares held for Mr. McMorrow's account as well as approximately 51 shares held for the account of Mr. McMorrow's spouse in the Company's 401(k) Profit Sharing Plan and trust and 390 shares which may be acquired by Mr. McMorrow's spouse pursuant to exercise of outstanding options that are presently exercisable. Mr. McMorrow expressly disclaims beneficial ownership of such shares.

(2) Includes approximately 252 shares held for Mr. Halpert's account in the Company's 401(k) Profit Sharing Plan and Trust.

(3) Includes approximately 78 shares held for Mr. Mandel's account in the Company's 401(k) Profit Sharing Plan and Trust. Also includes beneficial ownership of 6,666 shares which may be acquired pursuant to exercise of outstanding stock options that are presently exercisable.

(4) Includes 99,150 shares owned by Fortune Far East, Ltd. for which corporation Mr. Gaw serves as President and a Director, and thereby shares voting and investment power. Also includes beneficial ownership of 1,666 shares which may be acquired pursuant to exercise of outstanding stock options that are presently exercisable.

(5) Beneficial ownership of 1,666 shares may be acquired pursuant to exercise of outstanding stock options that are exercisable within 60 days.

(6) Includes beneficial ownership of 1,666 shares which may be acquired pursuant to exercise of outstanding stock options that are presently exercisable.

(7) Beneficial ownership of 2,600 shares may be acquired pursuant to exercise of outstanding stock options that are presently exercisable.

(8) Beneficial ownership of 2,600 shares may be acquired pursuant to exercise of outstanding stock options that are presently exercisable.

(9) Includes beneficial ownership of 2,500 shares which may be acquired pursuant to exercise of outstanding stock options that are presently exercisable and includes 100 shares which may be acquired pursuant to exercise of outstanding stock options that are exercisable within 60 days.

(10) Includes approximately 252 shares held for Mr. Stevens' account in the Company's 401(k) Profit Sharing Plan and Trust. The Company has an option to purchase 25,000 shares from Mr. Stevens at $6.50 per share which expires on May 20, 1997. The Company also has the right of first refusal to acquire the remainder of Mr. Stevens' shares, and management has the right to vote all of his shares.

(11) Based solely on information contained in Schedule 13D filed with the Securities and Exchange Commission in April, 1996. The address of such entity, as indicated in the Schedule 13D, is 7000 Hollywood Boulevard, Los Angeles, California 90028. Goodwin Gaw, an executive officer and director of the Company is also President of Fortune Far East Ltd.

(12) Based solely on information contained in Schedule 13G filed with the Securities and Exchange Commission in February 1996. The address of such entity, as indicated in the Schedule 13G is 82 Devonshire Street, Boston, Massachusetts 02109-3614.


         The address of each 5% stockholder, other than Fortune Far East Ltd., and FMR Corp. is in care of the Company, 530 Wilshire Boulevard, Suite 101, Santa Monica, California 90401.

                              CERTAIN TRANSACTIONS


TRANSACTIONS WITH EXECUTIVE OFFICERS AND DIRECTORS

         The Company has in the past been retained, and anticipates that from time to time in the future it will be retained, to perform auction or brokerage services for entities controlled by certain of its executive officers and/or directors. The Company believes that the terms of such transactions have been substantially comparable to those that would have been obtainable in similar transactions with unaffiliated parties. For the year ended December 31, 1996, there were no such transactions.

         Zachary Penn & Associates ("Zachary Penn"), a sole proprietorship owned by the spouse of Mr. Stevens, a greater than 5% stockholder and former executive officer and director of the Company, has from time to time performed certain graphic design services in connection with the Company's sales catalogues and brochures. Payments to Zachary Penn totaled approximately $17,000 during 1996. The Company uses the services of Zachary Penn only to the extent that such services are competitive with those that can be obtained from independent sources.

OTHER TRANSACTIONS

         In November 1996, the Company entered into two joint ventures with related parties who are affiliated with Goodwin Gaw, one of the Company's Managing Directors, a member of the Board of Directors, and a significant stockholder. The Company acquired a 25% interest for $2,570,000 in a joint venture ("Downtown Properties, LLC"), that purchased two commercial properties with 515,000 square feet of rental space located in downtown Los Angeles for $28.5 million. The Company also acquired a 25% interest for $440,000 in a joint venture ("Ski Monarch, LLC") that purchased a ski resort and hotel located near Crested Butte, Colorado for $7.0 million.

         In 1996, the firm of Kulik, Gottesman & Mouton was paid a total of $277,000 in attorney fees. In addition, Kent Y. Mouton, a partner in the firm and a member of the Company's Board of directors, was paid a total of $25,000 in directors' fees for 1996.

         In August 1995, the Company borrowed $250,000 from William J. McMorrow, Lewis A. Halpert and Kenneth V. Stevens (the "K-W Principals"), all of whom were then executive officers and directors of the Company. Proceeds from such loan were used to purchase, Kiowa Gardens Condominiums, a 9-unit condominium project in Brentwood, California for $2,000,000. The note payable required the Company to pay a participation of up to 50% of the project's profits and related third party loan fees and costs. This note payable was repaid in 1996 from proceeds from sales of condominium units after the required payments on the construction loan. This borrowing was reviewed and approved by disinterested members of the Company's Board of Directors. A profit participation of $209,000 was paid under this agreement in 1996.


INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors, upon recommendation of the Audit Committee, reappointed the firm of Deloitte & Touche LLP ("Deloitte & Touche") to serve as the Company's independent certified public accountants for 1996. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting of Stockholders to make a statement should they desire to do so and will be available to respond to appropriate questions that may be asked by stockholders.

                                  ANNUAL REPORT


         The Company's 1996 Annual Report to Stockholders has been mailed to all stockholders. Any stockholder who has not received a copy may obtain one by writing to the Company at 530 Wilshire Blvd., Suite 101, Santa Monica, California 90401, Attention: Investor Relations Department.



                              STOCKHOLDER PROPOSALS
                   FOR THE 1997 ANNUAL MEETING OF STOCKHOLDERS

         Any eligible stockholder of Kennedy-Wilson wishing to have a proposal considered for inclusion in Kennedy-Wilson's 1998 proxy solicitation materials must set forth such proposal in writing and file it with the Secretary of Kennedy-Wilson on or before November 26, 1997. The Board of Directors of Kennedy-Wilson will review new proposals received from eligible stockholders by that date and will determine whether such proposals will be included in its 1998 proxy solicitation materials. Generally, a stockholder is eligible to present proposals if he or she has been for at least one year the record of beneficial owner of at least one percent or $1,000 in market value of securities entitled to be voted at the 1997 Annual Meeting of Stockholders and he or she continues to own such securities through the date on which the meeting is held.



                                  OTHER MATTERS

         Management of the Company does not intend to bring any other matters before the meeting and knows of no other matters which are likely to come before the meeting. In the event any other matters property come before the meeting, the persons named in the accompanying Proxy will vote the shares represented by such Proxy in accordance with their best judgment on such matters.

         YOU ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING RETURN ENVELOPE AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU PRESENTLY PLAN TO ATTEND THE MEETING IN PERSON.


                                           By Order of the Board of Directors,


                                           FREEMAN A. LYLE
                                           Executive Vice President
                                           Chief Financial Officer
                                           and Secretary
Santa Monica, California
March 28, 1997

PROXY

                              KENNEDY-WILSON, INC.
                       530 Wilshire Boulevard, Suite 101
                         Santa Monica, California 90401

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                              KENNEDY-WILSON, INC.

        The undersigned hereby appoints William J. McMorrow and Freeman A. Lyle, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated below, all the shares of Common Stock of Kennedy-Wilson, Inc. held of record by the undersigned on March 7, 1997 at the Annual Meeting of Stockholders to be held on April 28, 1997 at the Biltmore Hotel, 506 S. Grand (between 5th and 6th Streets), Los Angeles, California, and any postponements or adjournments thereof.

        PLEASE DATE, SIGN ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED. HOWEVER, IF NO INSTRUCTIONS ARE GIVEN, THE PROXIES WILL VOTE THE SHARES IN FAVOR OF THE NOMINEES FOR DIRECTOR AND IN THEIR DISCRETION ON MATTERS DESCRIBED IN ITEM 2.

                          (continued on reverse side)



                              FOLD AND DETACH HERE

                                                                                                            Please mark
                                                                                                            your votes as
                                                                                                            indicated in    / X /
                                                                                                            this example.

                                              FOR
                                         ALL NOMINEES       WITHHOLD
                                         LISTED BELOW       AUTHORITY
                                          (EXCEPT AS       TO VOTE FOR
                                         MARKED TO THE     ALL NOMINEES
                                        CONTRARY BELOW).   LISTED BELOW.

1. ELECTION OF DIRECTORS                                                       2. In their discretion, the Proxies are authorized
   INSTRUCTION: TO WITHHOLD AUTHORITY                                              to vote upon such other business as may properly
   TO VOTE FOR ANY INDIVIDUAL NOMINEE,          /  /              /  /             come before such meeting and any and all post-
   STRIKE A LINE THROUGH THE NOMINEE'S                                             ponements or adjournments thereof.
   NAME IN THE LIST BELOW.                                                                                                  YES   NO
                                                                                 Do you plan to attend the meeting?      / /   / /
Nominees:  Richard Mandel      David F. Kennedy
                                                                               PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                                                                               PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                                              ____    THIS PROXY when properly executed will be
                                                                                  |   voted in the manner directed herein by the
                                                                                  |   undersigned shareholder.  If no direction
                                                                                      is made, this proxy will be voted for the
                                                                                      nominees listed above and in their discretion
                                                                                      on matters described in Item 2.




Signature(s)                                                                                       Dated:                   , 1997
            --------------------------------------------------------------------------------------       -------------------

Please sign exactly as your name appears on the stock certificate(s). When shares are held by joint tenants, both should sign.
When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership's name by an authorized person.

                                                        FOLD AND DETACH HERE